UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2010
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas 78401
(Address of principal executive offices) (Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K------Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

            On October 15, 2010, our new independent accountant, Malone & Bailey, PC., our President and our Board of Directors all discussed and reached the conclusion that certain previously issued financial statements should no longer be relied upon because of an error in such financial statements. The financial statements that should no longer be relied upon are our previously filed Form 10-Qs for the fiscal quarters ended October 31, 2009, January 31, 2010 and April 30, 2010.

            In October and November 2009, our private placements included warrants which had a "price protection" feature (i.e., an anti-dilution feature; a ratchet down feature). Our previous management treated these warrants as being exempt from derivative accounting. However, our new management and new independent accountant concluded that since these warrants are not indexed to the underlying stock, these warrants are not exempt from derivative accounting.

            For the same warrants we had extended the time to exercise and reset the exercise price during 2009 and 2010 for which we recognized an interest expense. However, this should have recognized as dividends instead.

            On October15, 2010, our new independent accountant advised us to disclose this non-reliance subject in this Form 8-K and amend the previous Form 10-Qs to include financial restatements.

            We provided our new independent accountant with a copy of these disclosures. We requested the new independent accountant to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made by us, and, if not, stating the respects in which it does not agree.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number                     Exhibit Description

7.1                                        Letter re: Non-reliance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2010

STRATEGIC AMERICAN OIL CORPORATION

/s/ Jeremy Glenn Driver

Jeremy Glenn Driver

President, Chief Executive Officer and Director